UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2015

GLOBALSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33117 (Commission File Number)	41-2116508 (IRS Employer Identification No.)

300 Holiday Square Blvd. Covington, LA	70433
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (985) 335-1500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 5, 2015, Globalstar issued a press release to report 2015 third quarter financial results. The text of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On November 5, 2015, Globalstar issued a press release announcing that its Board of Directors has appointed Kenneth M. Young to serve as an independent director effective November 3, 2015. Mr. Young will serve as a Class C director, which class will stand for re-election at the 2018 annual meeting of stockholders. The Board of Directors expects to appoint Mr. Young to committees of the board in connection with its annual appointments in early 2016. As compensation for his services, Mr. Young will be granted options to purchase 200,000 shares of voting common stock, which vest over a three-year period. There are no related party transactions involving Mr. Young that are reportable under Item 404(a) of Regulation S-K. The text of this press release is attached hereto as Exhibit 99.2 to this Form 8-K.

Item 7.01 Regulation FD Disclosure.

During Globalstar’s previously announced conference call at 5:00 p.m. Eastern Time on November 5, 2015, written presentation materials will be used and will be available on the Company’s website. The text of the presentation materials is furnished as Exhibit 99.3 to this Form 8-K.

The information in this Current Report on Form 8-K and the Exhibits attached hereto is furnished pursuant to the rules and regulations of the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release regarding third quarter 2015 results dated November 5, 2015
99.2	Press release regarding appointment of Kenneth M. Young dated November 5, 2015
99.3	Presentation materials dated November 5, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR, INC.

/s/ James Monroe III
James Monroe III
Chairman and Chief Executive Officer
 Date: November 5, 2015